UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
ENOVA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California	95-3056150

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

19850 South Magellan Drive, Torrance, California	90502

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, no par value	The American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: N/A (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
A description of the common stock, no par value (the “Common Stock”) of Enova Systems, Inc. (the “Registrant”) to be registered hereunder is contained under the caption “Description of Capital Stock” in the Prospectus which constitutes part of the Registrant’s Registration Statement on Form S-1 (File No. 333-117321) initially filed with the Securities and Exchange Commission on July 12, 2004, as amended from time to time, and is incorporated herein by reference.
Item 2. Exhibits.
The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Amended and Restated Articles of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10K for the year ended December 31, 2000 filed on March 30, 2001 and incorporated herein by reference).
3.2	Bylaws of Registrant (filed as Exhibit 3.12 to the Registration Statement on Form 10 filed on November 29, 1994, and incorporated herein by reference).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: August 28, 2006	Enova Systems, Inc.
	By:	/s/ Edwin O. Riddel
Edwin O. Riddel
President and Chief Executive Officer